5 This schedule contains summary financial information extracted from the consolidated financial statements for the nine months ended October 1, 2000 and is qualified in its entirety by reference to such financial statements. 9-MOS DEC-31-2000 JAN-03-2000 OCT-01-2000 531,302 613,711 185,073 3,680 98,157 1,203,673 1,074,552 562,256 2,104,727 295,129 730,500 0 0 1,295 1,009,024 2,104,727 921,081 921,081 413,767 413,767 134,277 0 18,210 270,969 63,855 207,114 0 0 0 207,114 1.71 1.49